EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-179006) and Form S-8 (Nos. 333-53702, 333-53704, 333-89068, 333-102523, 333-102524, 333-112008, 333-118811, 333-131186, 333-131187, 333-156734, 333-179007, 333-186146, 333-164304 and 333-164303) of Actuant Corporation of our report dated October 27, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
October 27, 2014